Exhibit 1.1

CONFIDENTIAL

[Number] Shares

AXA Equitable Holdings, Inc.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

FORM OF UNDERWRITING AGREEMENT

[Date]

[Date]

[Name[s] of Underwriter[s]]

[as managers of the offering (the “Managers”)]

[Address[es]]

Ladies and Gentlemen:

AXA S.A., a société anonyme organized under the laws of France (the “Selling Stockholder”) and a stockholder of AXA Equitable Holdings, Inc., a Delaware corporation (the “ Company”), proposes to sell to [[Name of Underwriter]/the several Underwriters named in Schedule I hereto] (the “Underwriter[s]”), an aggregate of [Number of Shares] shares of the common stock, par value $0.01 per share, of the Company (the “Firm Shares”).

The Selling Stockholder also proposes to sell to the [several] Underwriter[s] not more than an additional [Number of Shares] shares of the common stock, par value $0.01 per share, of the Company (the “Additional Shares”) if and to the extent that you[, as Managers of the offering,] shall have determined to exercise[, on behalf of the Underwriter[s]], the right to purchase such shares of common stock granted to the Underwriter[s] in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The outstanding shares of common stock, par value $0.01 per share, of the Company are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-[ ]), including a prospectus, relating to the Shares. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement”; the related prospectus covering the Shares dated [Date] in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter[s] by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus”; and the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of Shares (or in the form first made available to the Underwriter[s] by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the “Prospectus.” The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Shares together with the Basic Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Basic Prospectus and the preliminary prospectus supplement contained in the Registration Statement together with any free writing prospectus and any other documents and the pricing information as set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.    Representations and Warranties of the Company. The Company represents and warrants to and agrees with [each of] the Underwriter[s] that:

(a)    The Registration Statement has been filed with the Commission not earlier than three years prior to the date hereof; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, when such amendment or supplement becomes effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) any preliminary prospectus filed as

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part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain, as of its date, and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to [the/any] Underwriter furnished to the Company in writing by [the/such] Underwriter through you expressly for use therein or information furnished to the Company in writing by the Selling Stockholder expressly for use therein, which information is limited to the name of the Selling Stockholder, the number of offered shares of common stock and the address and other information with respect to the Selling Stockholder included in the “Principal and Selling Stockholders” section of the Registration Statement, the Time of Sale Prospectus, the Prospectus or any issuer free writing prospectus and any information so furnished for use in the preparation of the required answers therein to Item 7 of Form S-3 (the “Selling Stockholder Information”).

(c)    The documents filed or are to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus, when they were filed with the Commission conformed or will conform in all material respects to the requirements of the Exchange Act, and none of such documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

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(e)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority necessary to hold or own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified, be in good standing or have such power or authority would not reasonably be expected to have a material adverse effect on the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(f)    Each Significant Subsidiary (as defined below) of the Company has been duly incorporated or organized, is validly existing in good standing (to the extent that such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified, be in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests, as applicable, of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as disclosed in the Time of Sale Prospectus, are owned directly or indirectly by the Company, free and clear of all material liens, encumbrances, equities or claims. For purposes of this Agreement, “Significant Subsidiary” means the subsidiaries listed in Schedule IV to this Agreement. The subsidiaries listed in Schedule IV to this Agreement are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X).

(g)    Each subsidiary that is required to be organized and licensed as an insurance company (each, an “Insurance Subsidiary,” and collectively the “Insurance Subsidiaries”) is duly organized and licensed as an insurance company in the jurisdiction in which it is chartered or organized and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Time of Sale Prospectus and the Prospectus, except in each case where the failure to be so organized, licensed or authorized would not reasonably be expected to have a Material Adverse Effect; each of the Company and each Insurance Subsidiary has made all required filings under applicable insurance company statutes and has filed all notices, reports, documents or other information required to be filed thereunder, except in each case where the failure to do so would not reasonably be

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expected to have a Material Adverse Effect; each of the Company and each Insurance Subsidiary has all other necessary authorizations, approvals, orders, consents, licenses, certificates, permits, registrations and qualifications, of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Time of Sale Prospectus and the Prospectus, except where the failure to have such authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus; none of the Company or any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from any insurance regulatory authority is needed to be obtained by any of the Company or any Insurance Subsidiary other than in any case where the failure to acquire such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect; except as set forth in the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any law, rule, regulation, agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company as would reasonably be expected to have a Material Adverse Effect; and except as set forth in the Time of Sale Prospectus and the Prospectus, no insurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (A) the payment of dividends by any Insurance Subsidiary to its parent or the payment of dividends by such parent to the Company (directly or indirectly through one or more intermediate holding companies directly or indirectly wholly owned by the Company), or (B) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted.

(h)    This Agreement has been duly authorized, executed and delivered by the Company.

(i)    The authorized capital stock of the Company conforms in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j)    The shares of Common Stock outstanding (including the Shares to be sold by the Selling Stockholder) have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive rights.

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(k)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the sale of the Shares, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or (iii) result in any violation of any law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge, encumbrance, judgment, order or decree that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory body or agency is required for the execution, delivery and performance by the Company of this Agreement and consummation of the transactions contemplated hereby, except such as may be required for the registration of the Shares under the Securities Act, such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such as may be required by the securities or Blue Sky laws of the various states and foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriter[s].

(l)    There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the property or assets of the Company or any of its subsidiaries is or may be subject (i) other than Actions described in all material respects in the Time of Sale Prospectus and Actions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus under the Securities Act and are not so described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(m)    The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

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(n)    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, other than as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(q)    The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act, including the applicable accounting requirements of Regulation S-X under the Securities Act (“Regulation S-X”), and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby; the selected financial data incorporated by reference in the Time of Sale Prospectus and the Prospectus fairly present, on the basis stated in the Time of Sale Prospectus and the Prospectus, the information included therein; the pro forma financial

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statements included in the Time of Sale Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Time of Sale Prospectus and the Prospectus; the pro forma financial statements included in the Time of Sale Prospectus and the Prospectus comply as to form with the accounting requirements of Regulation S-X; and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(r)    PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(s)    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any of its subsidiaries would have any liability (each, a “Plan”) has been maintained in compliance in all respects with the requirements of all applicable statutes, rules and regulations including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no such Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no such Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any such Plan; (vi) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, and the Company shall undertake to maintain such qualification of each Plan; (vii) except as described in the Time of Sale Prospectus and the Prospectus, the fair market value of the assets under each qualified defined benefit pension plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan (determined based on those assumptions used to fund such plan) and (viii) neither the Company nor any of its subsidiaries has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan.

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(t)    (i) None of the Company or its subsidiaries or affiliates under the control of the Company (“controlled affiliates”), or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action or secure an improper advantage, or to any person in violation of any applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended; and (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws.

(u)    The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(v)    (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

A.    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

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B.    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

(ii)    For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions in a manner that would violate any Sanctions.

(w)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, set aside for payment, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets, financial position, shareholder’s equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; and (iv) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; except in each case as described in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(x)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and all real property held under lease by the Company or its subsidiaries that are material to the business of the Company and its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, in each case, except as described in the Time of Sale Prospectus.

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(y)    The Company and its subsidiaries’ information technology hardware and software assets (collectively, “IT Systems”) are adequate for the operation of the business of the Company and its subsidiaries as currently conducted. The Company and its subsidiaries have implemented and maintain commercially reasonable policies, procedures, and safeguards to maintain the security of their confidential data (including all confidential personally identifiable data (“Confidential Data”)) collected, stored or owned by them in connection with their businesses. Except as described in the Time of Sale Prospectus, during the last three years, there have been no breaches or violations of the Company’s IT Systems with respect to any Confidential Data that have had a material adverse effect on the business of the Company and its subsidiaries. The Company and its subsidiaries are presently in material compliance with all laws and regulations and any court orders applicable to the security of IT Systems and Confidential Data.

(z)    (i) The Company and its subsidiaries own or possess or have the right to use, or can acquire on reasonable terms, all material patents, patent applications, patent rights, licenses, inventions, copyrights and copyrightable works, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, trademark registrations, service marks, service mark registrations, domain names and other source indicators, trade names, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) currently used by them in the conduct of the business now operated by them, (ii) the Company’s and its subsidiaries’ conduct of their business does not infringe, misappropriate or otherwise violate any Intellectual Property right of any person which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (iii) neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation, violation of or conflict with asserted rights of others with respect to any Intellectual Property which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or violated by any person which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(aa)    No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect.

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(bb)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, officers and directors (the “Policies and Instruments”) are, to the knowledge of the Company, in full force and effect; the Company and its consolidated subsidiaries are in compliance with the terms of the Policies and Instruments in all material respects; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as described in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto). Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for. Except as would not reasonably be expected to have a Material Adverse Effect, there are no claims by the Company or any of its subsidiaries under any of the Policies and Instruments as to which any insurance company is denying liability or defending under a reservation of rights clause.

(cc)    The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(dd)    Except as described in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents

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the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee)    Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ff)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect or except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a Material Adverse Effect.

(gg)    Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or [the/any] Underwriter for a brokerage commission, finder’s fee or like payment in connection with offering and sale of the Shares.

(hh)    The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ii)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

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(jj)    (i) The material forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Time of Sale Prospectus, the Prospectus or any road show (the “Prospective Financial Information”), including the information incorporated by reference in the Time of Sale Prospectus and the Prospectus from the Company’s Annual Report on Form 10-K under the caption “Business—Financial Goals” which sets out certain forward-looking information for the Company, has been so included or incorporated by reference on a reasonable basis and in good faith, (ii) the assumptions underlying the Prospective Financial Information are reasonable and consistent with the assumptions used in the Company’s internal budgeting process and (iii) the assumptions described in the Prospective Financial Information accurately and fairly describe in all material respects the key assumptions upon which the Prospective Financial Information is based.

2.    Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to and agrees with [each of] the Underwriter[s] that:

(a)    This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder. The place of execution of this Agreement by or on behalf of the Selling Stockholder was [New York, New York].

(b)    The Selling Stockholder has been duly incorporated and is validly existing as a société anonyme under French law, with full power and authority to execute and perform its obligations under this Agreement.

(c)    The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement and the consummation by the Selling Stockholder of any other of the transactions contemplated hereby, or the fulfillment by the Selling Stockholder of such terms will not (subject to compliance by the Underwriter[s] with the provisions of Section 3 of this Agreement) result in a breach of any of the terms or provisions of, or constitute a default under, any instrument, agreement or order to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or infringe any law, regulation, order, rule, decree or statute applicable to the Selling Stockholder and are not contrary to the provisions of the constitutional documents of the Selling Stockholder. All consents, approvals, authorizations, orders, filings and registrations of or with any court or governmental authority have been given, fulfilled or done and no other action is required to be taken, fulfilled or done by the Selling Stockholder for or in connection with the execution, delivery and performance by the Selling Stockholder of this Agreement and consummation of the transactions contemplated by this Agreement, except such as may be required for the registration of the Shares under the Securities Act, such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or may be required by FINRA and such as may be required by the securities or Blue Sky laws of the various states and foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriter[s].

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(d)    The Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder or a security entitlement in respect of such Shares.

(e)    Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter[s], to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter[s] (assuming that neither DTC nor [the/any such] Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter[s] will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriter[s] with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account[s] of the [several] Underwriter[s] on the records of DTC will have been made pursuant to the Section 8-501 of the UCC.

(f)    The Selling Stockholder is not prompted by any material non-public information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(g)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to

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state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this Section 2(g) apply solely to the extent such statements or omissions are made in reliance upon and in conformity with the Selling Stockholder Information and do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to [the/any] Underwriter furnished to the Company in writing by [the/such] Underwriter [through you] expressly for use therein.

(h)

(i)    The Selling Stockholder will not knowingly cause or permit the proceeds of the sale of the Shares to be used directly to make a loan or other advance to, invest in or continue to or otherwise support the activities or business of any person, entity, country or governmental authority that is the subject of any applicable economic sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or the European Union (“EU”) (collectively, “OFAC/EU Sanctions”) in any manner that would violate such OFAC/EU Sanctions; and

(ii)    The Selling Stockholder is not listed on any OFAC/EU Sanctions-related list of specifically designated nationals or designated persons or entities (or equivalent) maintained by OFAC or the EU.

(i)    The Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares, in each case other than the Time of Sale Prospectus.

3.    Agreements to Sell and Purchase. The Selling Stockholder hereby agrees to sell to the [several] Underwriter[s], and [the/each] Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees[, severally and not jointly,] to purchase from the Selling Stockholder at $[Price] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by the Selling Stockholder as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

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On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholder agrees to sell to the Underwriter[s] the Additional Shares, and the Underwriter[s] shall have the right to purchase[, severally and not jointly], up to [Number of Shares] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriter[s] for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right [on behalf of the Underwriters] in whole or from time to time in part by giving written notice to the Company and the Selling Stockholder not later than 30 days after the date of this Agreement; provided that the Underwriter[s] may not exercise such right more than two times in such 30-day period. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriter[s] and the date on which such shares are to be purchased. Unless otherwise agreed among the Underwriter[s], the Selling Stockholder and the Company, (1) for any such written notice provided before the closing date for the Firm Shares, the purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares and (2) for any such written notice provided after the closing date for the Firm Shares, the purchase date must be at least three business days after the written notice is given and, in each case, not later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), [the/each] Underwriter agrees[, severally and not jointly,] to purchase the number of Additional Shares [as set forth in the written notice specified above.]1/[(subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.]2

The Company hereby agrees that, without the prior written consent of [the Underwriter/[Name of Underwriters]], it will not, during the period ending 30 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the Company or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or otherwise publicly announce any intention to enter into any transaction described in clause (1) or (2) above.

[1]	Note to Draft: Include for transaction with one underwriter.
[2]	Note to Draft: Include for transaction with more than one underwriter.

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The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriter[s] [has/have] been advised in writing or which is described in the Time of Sale Prospectus, (c) the transfer of shares in connection with the vesting, exercise or settlement of any grants made under any equity compensation plan described in the Time of Sale Prospectus and existing on the date of hereof, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (e) the entry by the Company into an agreement providing for the direct or indirect acquisition of 100% of the Common Stock by a single person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), provided such transaction is approved by the Board of Directors of the Company, and provided further that, if such transaction is not consummated, the underlying shares of Common Stock shall continue to be subject to the restrictions contained in the preceding paragraph, (f) any issuance or transfer of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock as consideration for a merger, acquisition, asset transfer or similar transaction, provided that the aggregate amount represented by all securities that the Company issues or transfers or agrees to issue or transfer pursuant to this clause (f) during the Restricted Period shall not exceed five percent (5%) of the total number of shares of the Company’s Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement, and provided further, that the Company shall cause the recipient of such securities to execute and deliver to you, on or prior to the issuance of such securities, a “lock-up” agreement, substantially in the form of Exhibit A hereto, (g) entry into and settlement of any accelerated share repurchase plan by the Company and (h) the grant of new equity awards under the AXA Equitable Holdings, Inc. 2018 Omnibus Incentive Plan or the AXA Equitable Holdings, Inc. 2019 Omnibus Incentive Plan and the transfer of shares in connection with the vesting, exercise or settlement of such awards and any transfer of shares pursuant to the AXA Equitable Holdings, Inc. Stock Purchase Plan, provided that if the recipient of any such shares has previously delivered a “lock-up” agreement to the [Underwriter[s]/Managers] substantially in the form of Exhibit A hereto, such shares will be subject to the terms of such prior lock-up.

4.    Terms of Public Offering. The Selling Stockholder is advised by you that the Underwriter[s] propose[s] to make a public offering of [their respective portions of] the Shares as soon after this Agreement has become effective as in your judgment is advisable. [The Selling Stockholder is further advised by you that the Shares are to be

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offered to the public at $[Amount] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[Amount] a share under the Public Offering Price.]3 [The Selling Stockholder is further advised by you that the Shares are to be offered to the public initially at the public offering price identified on Schedule II hereto (the “Public Offering Price”).]4

5.    Payment and Delivery. Payment for the Firm Shares to be sold by the Selling Stockholder shall be made to the Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the [respective] account[s] of the [several] Underwriter[s] at 10:00 a.m., New York City time, on [Date], or at such other time on the same or such other date, not later than [Date], as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

[Payment for any Additional Shares shall be made to the Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the [respective] account[s] of the [several] Underwriter[s] at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [Date], as shall be designated in writing by you.]5

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the [respective] account[s] of the [several] Underwriter[s]. The Purchase Price payable by the Underwriter[s] shall be reduced by any withholding required by law.

6.    Conditions to the Underwriter[s]’[s] Obligations. The obligations of the Selling Stockholder to sell the Shares to the Underwriter[s] and the [several] obligations of the Underwriter[s] to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

[3]	Note to Draft: Include for a fixed priced reoffer.
[4]	Note to Draft: Include for a variable price reoffer.
[5]	Note to Draft: Include for an overallotment option.

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(ii)    there shall not have occurred any change, or any development involving a prospective change, in the financial condition, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, (after consultation with the Company and the Selling Stockholder, if practicable) is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)    The Underwriter[s] shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c)    The Underwriter[s] shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Selling Stockholder to the effect that the representations and warranties of the Selling Stockholder contained in this Agreement are true and correct as of the Closing Date and that the Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d)    The Underwriter[s] shall have received on the Closing Date an opinion and negative assurance letter of Debevoise & Plimpton LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Annex A.

(e)    The Underwriter[s] shall have received on the Closing Date an opinion of Dave S. Hattem, Senior Executive Vice President and General Counsel of the Company, dated the Closing Date, to the effect set forth in Annex B.

(f)    The Underwriter[s] shall have received on the Closing Date an opinion of Debevoise & Plimpton LLP, counsel for the Selling Stockholder, dated the Closing Date, to the effect set forth in Annex C.

(g)    The Underwriter[s] shall have received on the Closing Date an opinion and disclosure letter of Sullivan & Cromwell LLP, counsel for the Underwriter[s], dated the Closing Date with respect to such matters as you may reasonably request.

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The opinions described in Sections 6(d), 6(e) and 6(f) above shall be rendered to the Underwriter[s] at the request of the Company or the Selling Stockholder, as the case may be, and shall so state therein.

(h)    The Underwriter[s] shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter[s], from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the Selling Stockholder and the executive officers and directors of the Company listed on Schedule III hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j)    The Underwriter[s] shall have received, on and as of the Closing Date, satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization (to the extent that such concept is applicable) and their good standing in such other jurisdictions as the Underwriter[s] may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions, provided that the evidence of good standing for those entities except for the Company may be as of any date from the date hereof through and including the Closing Date.

(k)    The Underwriter[s] shall have received, on each of the date hereof and the Closing Date, a certificate of the Chief Financial Officer of the Company dated the date hereof or the Closing Date, as applicable, in form and substance satisfactory to you, stating, as of such date, the conclusions and findings of such individual, in his or her capacity as Chief Financial Officer of the Company, with respect to the financial information and such other matters as reasonably requested by you.

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(l)    The [several] obligations of the Underwriter[s] to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)    a certificate, dated the Option Closing Date and signed by an executive officer of the Company, to the same effect as the certificate delivered on the Closing Date pursuant to Section 6(b) hereof;

(ii)    a certificate, dated the Option Closing Date and signed by an executive officer of the Selling Stockholder, to the same effect as the certificate delivered on the Closing Date pursuant to Section 6(c) hereof;

(iii)    an opinion and negative assurance letter of Debevoise & Plimpton LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv)    an opinion of Dave S. Hattem, Senior Executive Vice President and General Counsel of the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(v)    an opinion of Debevoise & Plimpton LLP, counsel for the Selling Stockholder, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(vi)    an opinion and disclosure letter of Sullivan & Cromwell LLP, counsel for the Underwriter[s], dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(g) hereof;

(vii)    a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriter[s], from PricewaterhouseCoopers LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriter[s] pursuant to Section 6(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(viii)    a certificate, dated the Option Closing Date and signed by the Chief Financial Officer of the Company, to the same effect as the certificate delivered on the date hereof and the Closing Date pursuant to Section 6(k) hereof; and

(ix)    such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and valid issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the sale of such Additional Shares.

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7.    Covenants of the Company. The Company covenants with [the/each] Underwriter as follows:

(a)    To furnish to you, without charge, a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(d) or 7(e) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)    Not to take any action that would result in [the/an] Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if during such time any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriter[s], it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter[s] and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

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(f)    If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriter[s], the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriter[s], it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to [you on behalf of] the Underwriter[s] and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by [you on behalf of] the Underwriter[s] and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in connection therewith, the Company shall not be required to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) subject itself to taxation in any such jurisdiction where it is not now so subject and (iii) take any action that would subject it to services of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(h)    To make generally available to the Company’s security holders and to you as soon as reasonably practicable an earning statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the Company’s option, Rule 158 of the Securities Act).

(i)     (A) To deliver to [the/each] Underwriter (or its agent), on or before the Closing Date, a copy of the certificate furnished to the Selling Stockholder with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (B) to mail the required notice to the Internal Revenue Service (“IRS”), as described in Treasury Regulations 1.897-2(h)(2), within thirty (30) days of providing the copy of the certificate in (A).

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(j)    If the third anniversary of the initial effectiveness date of the Registration Statement occurs before all the Shares have been sold by the Underwriter[s], prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement that becomes effective with the Commission.

8.    Covenants of the Selling Stockholder. The Selling Stockholder covenants with [the/each] Underwriter to deliver to [the/each] Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed IRS Form W-8BEN-E, together with all required attachments to such form.

9.    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Selling Stockholder agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Stockholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter[s] and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter[s], including any transfer, stamp, value added or similar taxes or duties payable thereon, (iii) the cost of producing, printing and distributing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state and/or foreign securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws and/or foreign securities laws as provided in Section 7(g) hereof or the determination of the conditions under which such registration or qualification need not be obtained in order to offer and sell Shares in such jurisdictions, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter[s] (including local counsel in each such foreign jurisdiction) in connection with such qualification or determination and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter[s] incurred in connection with the review and qualification of the offering of the Shares by FINRA, if any, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the

25

Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, provided, however, that the Underwriter[s] shall pay or reimburse the Company half of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder hereunder for which provision is not otherwise made in this Section. The Selling Stockholder covenants that it will pay or cause to be paid any transfer, stamp, value added or similar taxes or duties incident to the transfer and delivery of the Shares to be sold by the Selling Stockholder to the Underwriter[s] hereunder; provided that, the [Underwriter[s]/Managers] agrees[s] to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the [Underwriter[s]/Managers] for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriter[s] will pay all of their own costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholder may otherwise have for the allocation of such expenses among themselves.

10.    Covenants of the Underwriter[s]. [The/Each] Underwriter [severally] covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of [the/such] Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless [the/each] Underwriter, each person, if any, who controls [the/any] Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of [the/each] Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to [the/any] Underwriter furnished to the Company in writing by [the/such] Underwriter through you expressly for use therein.

26

(b)    The Selling Stockholder agrees to indemnify and hold harmless [the/each] Underwriter, each person, if any, who controls [the/any] Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of [the/each] Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent (and only to the extent) that such untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Selling Stockholder Information; and except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to [the/any] Underwriter furnished to the Company in writing by [the/such] Underwriter through you expressly for use therein. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the net proceeds after commissions but before other offering expenses received by the Selling Stockholder from the sale of its Shares under this Agreement.

(c)    [The/Each] Underwriter agrees[, severally and not jointly,] to indemnify and hold harmless the Company, the Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise

27

out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to [the/such] Underwriter furnished to the Company in writing by [the/such] Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(d)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for [the/all] Underwriter[s] and all persons, if any, who control [the/any] Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of [the/any] Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who control the Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter[s] and such control persons and affiliates of [the/any] Underwriter, such firm shall be designated in writing by you. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior

28

written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e)    To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter[s] on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds after commissions but before other offering expenses received by the Selling Stockholder from the offering of the Shares and the total underwriting discounts and commissions received by the Underwriter[s][, in each case as set forth in the table on the cover of the Prospectus,]6 bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriter[s] on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriter[s] and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. [The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.]7 The liability of the Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the net proceeds after commissions but before other offering expenses received by the Selling Stockholder from the sale of its Shares under this Agreement. The Selling Stockholder shall not be liable for contribution under this Section 11(e) except under such circumstances as the Selling Stockholder would have been liable for indemnification under Section 11(b) above irrespective of whether such indemnification were enforceable under applicable law.

[6]	Note to Draft: Include for a fixed priced reoffer.
[7]	Note to Draft: Include for multiple underwriters.

29

(f)    The Selling Stockholder, the Company and the Underwriter[s] agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation [(even if the Underwriters were treated as one entity for such purpose)] or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, [the/no] Underwriter shall [not] be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that [the/such] Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)    The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of [the/any] Underwriter, any person controlling [the/any] Underwriter or any affiliate of [the/any] Underwriter, the Selling Stockholder or any person controlling the Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12.    Termination. The Underwriter[s] may terminate this Agreement by notice given by you to the Company and the Selling Stockholder, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any national securities exchange, (iii) a material disruption in securities settlement, payment or clearance services shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in your judgment (after consultation with the Company and the Selling Stockholder, if practicable), impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.    Effectiveness[; Defaulting Underwriters]. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

30

[If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Stockholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case either you, the Company or the Selling Stockholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.]8

If this Agreement shall be terminated by the Underwriter[s, or any of them], because of any failure or refusal on the part of the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Selling Stockholder shall be unable to perform its obligations under this Agreement, the Selling Stockholder will reimburse the Underwriter[s or such Underwriters as have so terminated this Agreement with respect to themselves] for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by [the/such] Underwriter[s] in connection with this Agreement or the offering contemplated hereunder.

[8]	Note to Draft: Include for multiple underwriters.

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14.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholder, on the one hand, and the Underwriter[s], on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)    The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriter[s] [has/have] acted at arm’s length, [is/are] not [an] agent[s] of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriter[s] owe[s] the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriter[s] may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter[s] arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.    Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.    Submission to Jurisdiction; Appointment of Agents for Service. (a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum.

(b) The Selling Stockholder hereby irrevocably appoints Corporation Service Company, with offices at 1180 Avenue of the Americas, Suite 210, New York, NY 10036-8401, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Selling Stockholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Selling Stockholder represents and warrants that such agent has agreed to act as the Selling Stockholder’s agent for service of process, and the Selling Stockholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

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18.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter[s] shall be delivered, mailed or sent to you in care of: [Address and Attention]; if to the Company shall be delivered, mailed or sent to Dave S. Hattem, Senior Executive Vice President and General Counsel, 1290 Avenue of the Americas, New York, New York 10104, with a copy to Peter J. Loughran, Debevoise and Plimpton LLP, 919 Third Avenue, New York, New York 10022 and if to the Selling Stockholder shall be delivered, mailed or sent to Helen Browne, Group General Counsel, 25 avenue Matignon, 75008 Paris, France, with a copy to Peter J. Loughran, Debevoise and Plimpton LLP, 919 Third Avenue, New York, New York 10022.

20.    Compliance with the USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter[s] [is/are] required to obtain, verify and record information that identifies [its/their respective] clients, including the Company, which information may include the name and address of [its/their respective] clients, as well as other information that will allow the Underwriter[s] to properly identify its clients.

21.    No Voting. Without limiting the applicability of any other provision of this Agreement, the Underwriter[s] will purchase any Shares purchased hereunder in the ordinary course of [its/their] activities as broker-dealer[s] and not with the purpose or intent, directly or indirectly through any affiliate, of exercising control over the Company or any of its subsidiaries. In furtherance of the foregoing, [the/each] Underwriter agrees that for so long as it owns any of the Shares purchased by it hereunder (a) it, directly or indirectly through any affiliate, will not exercise any voting rights associated with the Shares purchased by it hereunder, to the extent such exercise would give rise to a presumption of control under any applicable insurance law or regulation or trigger any other regulatory approval requirement, without first having obtained any required regulatory approval; (b) to the extent it, directly or indirectly through any affiliate, exercises any voting rights associated with the Shares purchased by it hereunder, it and any such affiliates will vote all such Shares in the same proportion as the shares of common stock or other voting securities of the Company voted by all other holders of common stock or such other voting securities of the Company and (c) it will not sell the Shares purchased by it hereunder to any purchaser if the number of Shares sold to such purchaser would exceed [24.5] million shares, unless approved by the Company.

22.    Recognition of U.S. Special Resolution Regimes. (a) In the event that [the/any] Underwriter [that] is a Covered Entity [and] becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from [the/such] Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

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(b) In the event that [the/any] Underwriter [that] is a Covered Entity [and it] or a BHC Act Affiliate of [the/such] Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against [the/such] Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

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Very truly yours,

AXA EQUITABLE HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

Executed as of the date hereof by AXA S.A., the Selling Stockholder, in [New York, New York]

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof

[[Names of Underwriters]

Acting	severally on behalf of themselves and the several Underwriters named in Schedule I hereto]

[Name of Underwriter]

By:
Name:
Title:

[

[Name of Underwriter]

By:
Name:
Title:

[Name of Underwriter]

By:
Name:
Title:

]

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares to be Purchased if Maximum Option Exercised
[Names of Underwriter]

Total:

II-1

SCHEDULE II

Time of Sale Prospectus

1.	Basic Prospectus dated [Date]

2.	Preliminary Prospectus Supplement dated [Date]

3.	Public offering price: [$[Price] per share][9] [The price per Share paid by each applicable investor.][10]

4.	Number of Shares: [Number]

[9]	Note to Draft: Include for a fixed price reoffer.
[10]	Note to Draft: Include for a variable price reoffer.

II-1

SCHEDULE III

Persons Delivering Lock-up Agreements

AXA S.A.

Thomas Buberl

George Stansfield

Mark Pearson

Seth Bernstein

Gérald Harlin

Nick Lane

Anders Malmström

Dave Hattem

Jeffrey Hurd

Kristi Matus

Bertram Scott

Charles Stonehill

Dan Kaye

Ramon de Oliviera

III-1

SCHEDULE IV

Significant Subsidiaries

AllianceBernstein L.P.

AXA Equitable Life Insurance Company

AXA Equitable Funds Management Group, LLC

IV-1

Annex A-I

Form of Opinion of Debevoise & Plimpton LLP, Counsel to the Company

[Date]

[Addressee(s)]

AXA Equitable Holdings, Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to AXA Equitable Holdings, Inc., a Delaware corporation (the “Company”), in connection with the sale today by AXA S.A. (the “Selling Stockholder”) of [●] shares (the “[Firm] Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to the Underwriting Agreement, dated [●], (the “Underwriting Agreement”), among the Company, the Selling Stockholder and you, as underwriter[s] in the offering (the “Underwriter[s]”). [The Underwriter[s] [has]/[have] exercised [its]/[their] to purchase from the Selling Stockholder [●] additional shares of Common Stock pursuant to Section 3 of the Underwriting Agreement (together with the Firm Shares, the “Shares”).] We are delivering this letter to you pursuant to Section 6(d) of the Underwriting Agreement.

As used herein, the following terms shall have the following meanings: The term “DGCL” means the General Corporation Law of the State of Delaware, as in effect on the date hereof. The term “Material Adverse Effect” means a material adverse effect on the business, operations, property or financial condition of the Company and its subsidiaries, taken as a whole. The term “1940 Act” means the Investment Company Act of 1940, as amended, as in effect on the date hereof. The term “Prospectus” means the base prospectus, dated [●], relating to the Company’s registration statement on Form S-3 (Registration No. 333-[●]), filed as part of such registration statement, as supplemented by, and together with, the final prospectus supplement, dated [●] (the “Prospectus Supplement”), relating to the Shares, in the form filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended, as in effect on the date hereof. The term “Preliminary Prospectus Supplement” means the preliminary prospectus supplement, dated [●], relating to the Shares, in the form filed with the SEC pursuant to Rule 424(b) under the Securities Act.

In arriving at the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of the Underwriting Agreement, (b) examined and relied on such corporate or other

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organizational documents and records of the Company and its subsidiaries and such certificates of public officials, officers and representatives of the Company and its subsidiaries and other persons as we have deemed appropriate for the purposes of such opinions, (c) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and its subsidiaries and other persons delivered to us and the representations and warranties contained in or made pursuant to the Underwriting Agreement and (d) made such investigations of law as we have deemed appropriate as a basis for such opinions.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, photostatic or other copies and (iv) the legal capacity of all natural persons executing documents.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1.    The Company (a) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (b) has the corporate power and authority to conduct its business as described in the Preliminary Prospectus Supplement and the Prospectus.

2.    The Company has the corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement.

3.    The Company has taken all necessary corporate action to authorize its execution and delivery of and performance of its obligations under the Underwriting Agreement.

4.    The Underwriting Agreement has been duly executed and delivered on behalf of the Company.

5. The authorized capital stock of the Company is as stated in the Preliminary Prospectus Supplement and the Prospectus under the heading “Description of Capital Stock—General.”

6.    The Shares being sold to the Underwriter[s] today have been duly authorized and are validly issued, fully paid and non-assessable under the DGCL.

7.    The sale of the Shares by the Selling Stockholder is not subject to preemptive or similar subscription rights arising under the DGCL or the certificate of incorporation or by-laws of the Company.

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8.    The statements in the Preliminary Prospectus Supplement and the Prospectus under the heading “Description of Capital Stock,” insofar as such statements purport to summarize certain provisions of the certificate of incorporation and by-laws of the Company, are accurate in all material respects.

9.    No consent or authorization of, approval by, notice to, or filing with, any United States Federal, New York State or (insofar as the DGCL is concerned) Delaware governmental authority is required under any United States Federal or New York State statute, rule or regulation known by us to be applicable to the Company or the DGCL to be obtained, made or done on or prior to the date hereof by the Company for the execution and delivery by the Company of the Underwriting Agreement or the performance by the Company of its obligations in accordance with the terms of the Underwriting Agreement; except for any consents, authorizations, approvals, notices and filings that have been obtained, made or done and are in full force and effect and those consents, authorizations, approvals, notices and filings that, individually or in the aggregate, if not obtained, made or done would not to our knowledge have a Material Adverse Effect; provided that we express no opinion in this paragraph 9 with respect to United States Federal or state securities laws.

10.    The execution and delivery by the Company of the Underwriting Agreement did not, and the performance by the Company of its obligations in accordance with the terms of the Underwriting Agreement will not, violate (a) the certificate of incorporation and by-laws of the Company or (b) any United States Federal or New York State statute, rule or regulation known by us to be applicable to the Company or the DGCL; except, in the case of clause (b), for such violations that to our knowledge would not, individually or in the aggregate, have a Material Adverse Effect; provided that we express no opinion in this paragraph 10 with respect to United States Federal or state securities laws.

11.     The Company is not required to be registered as an “investment company” (as defined in the 1940 Act) under the 1940 Act.

12.    Subject to the assumptions, qualifications and limitations set forth in the Preliminary Prospectus Supplement and the Prospectus, the statements of United States Federal income tax law under the heading “Material U.S. Federal Tax Considerations for Non-U.S. Holders” in the Preliminary Prospectus Supplement and the Prospectus, as they relate to the Shares, are accurate in all material respects.

In rendering the opinion set forth in paragraph 6, we have assumed that the consideration required by the resolutions of the board of directors of the Company authorizing the issuance of all of the issued shares of Common Stock has been received in full by the Company.

Our opinions set forth in paragraphs 9 and 10 as to the performance by the Company of its obligations in accordance with the terms of the Underwriting Agreement are based solely upon the facts and circumstances as they exist on the date hereof and are rendered as if such obligations were performed as they exist under such facts and circumstances on the date hereof.

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We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the DGCL and the Federal laws of the United States of America, each as in effect on the date hereof, in each case that in our experience are generally applicable to transactions of the type contemplated by the Underwriting Agreement without regard to the particular nature of the business conducted by the Company or the Selling Stockholder. In particular (and without limiting the generality of the foregoing), we express no opinion as to (a) the laws of any country (other than the Federal laws of the United States of America), (b) the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of the Company or of any other party to or beneficiary of the Underwriting Agreement or (c) whether the choice of the law of the State of New York as the governing law in the Underwriting Agreement would be given effect by any court or other governmental authority other than a New York State court. We have assumed, with your permission, that the execution and delivery of the Underwriting Agreement by each of the parties thereto and the performance of their respective obligations thereunder will not be illegal or unenforceable or violate any fundamental public policy under applicable law (other than the laws of the State of New York and the Federal laws of the United States of America), and that no such party has entered therein with the intent of avoiding or a view to violating applicable law.

The opinions expressed herein are solely for your benefit and, without our prior written consent, neither our opinions nor this opinion letter may be relied upon by any other person or disclosed to any other person. This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

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Annex A-II

Form of Disclosure Letter of Debevoise & Plimpton LLP, Counsel to the Company

[Date]

[Addressee(s)]

AXA Equitable Holdings, Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to AXA Equitable Holdings, Inc., a Delaware corporation (the “Company”), in connection with the sale today by AXA S.A. (the “Selling Stockholder”) of [●] shares (the “[Firm] Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to the Underwriting Agreement, dated [●] (the “Underwriting Agreement”), among the Company, the Selling Stockholder and you, as the underwriter[s] in the offering (the “Underwriter[s]”). [The Underwriter[s] [has]/[have] exercised [its]/[their] option to purchase from the Selling Stockholder [●] additional shares of Common Stock pursuant to Section 3 of the Underwriting Agreement (the “Option Shares” and, together with the Firm Shares, the “Shares”).] We are delivering this letter to you pursuant to Section 6(d) of the Underwriting Agreement.

In so acting, we have reviewed the registration statement on Form S-3 (Registration No. 333-[●]) of the Company filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, as in effect on the date hereof (the “1933 Act”), the Time of Sale Information (as defined below) and the final prospectus supplement, dated [●] (the “Prospectus Supplement”), relating to the Shares, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act. As used herein, the term “Registration Statement” means such registration statement, as amended, on the date such registration statement is deemed to be effective pursuant to Rule 430B under the 1933 Act for purposes of liability under Section 11 of the 1933 Act of the Company and the Underwriter[s] (which, for purposes hereof, is [●], the “Effective Date”), including the information deemed to be a part of such registration statement as of the Effective Date pursuant to Rule 430B under the 1933 Act. The term “Base Prospectus” means the basic prospectus, dated [●], filed as part of the Registration Statement. The term “Preliminary Prospectus Supplement” means the preliminary prospectus supplement, dated [●], relating to the Shares, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act. The term “Time of Sale Information” means, collectively, the Base Prospectus, the Preliminary Prospectus Supplement and the other information set forth on Schedule II to the Underwriting Agreement. The term “Prospectus” means the Base Prospectus as supplemented by, and together with, the

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Prospectus Supplement. As used herein, the terms “Registration Statement,” “Prospectus Supplement” and “Preliminary Prospectus Supplement” include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act as of the Effective Date of the Registration Statement or the date of the Prospectus Supplement or the Preliminary Prospectus Supplement, as the case may be.

We have reviewed and discussed the contents of the Registration Statement, the Time of Sale Information and the Prospectus with certain officers and employees of the Company and the Selling Stockholder, the Company’s and the Selling Stockholder’s internal counsel, representatives of the Underwriter[s], Underwriter[’s]/[s’] counsel and representatives of the Company’s independent accountants. Other than to the limited extent set forth in paragraphs 8 and 12 of our opinion letter, dated the date hereof, addressed to the Underwriter[s], we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Time of Sale Information, the Prospectus or the documents incorporated by reference in any of the foregoing and have made no independent check or verification thereof. We have assumed the accuracy of the representations and warranties of the Company set forth in Section 1(a) of the Underwriting Agreement as to its status as a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act.

On the basis of the foregoing, we advise you as follows:

(i)    The Registration Statement, as of the Effective Date, and the Prospectus, as of the date of the Prospectus Supplement, appeared to us on their face to be appropriately responsive in all material respects to the requirements as to form of the 1933 Act and the applicable rules and regulations of the SEC thereunder, except that we express no view as to (a) the documents incorporated by reference in the Registration Statement or the Prospectus; (b) the financial statements, the related notes and schedules, and other financial and accounting data or information contained in or omitted from the Registration Statement or the Prospectus; or (c) Regulation S-T.

(ii)    No facts have come to our attention that have caused us to believe that (a) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Time of Sale Information, as of [●] p.m. New York City time on [●], contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of the date of the Prospectus Supplement and as of the date and time of the delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that in each case we express no belief as to [(1)] the financial statements, the

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related notes and schedules, and other financial and accounting data or information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus[; or (2) the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s attestation report on internal control over financial reporting contained in the Registration Statement, the Time of Sale Information or the Prospectus].

(iii) The Registration Statement became effective upon filing under the 1933 Act, and, based exclusively on our review of the SEC’s Internet site page of stop orders at http://www.sec.gov/litigation/stoporders.shtml, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for such purpose are pending before the SEC.

This letter is solely for your benefit and, without our prior written consent, neither our beliefs nor this letter may be relied upon by any other person or disclosed to any other person. This letter is limited to the matters stated herein and no views are implied or may be inferred beyond the matters expressly stated herein. The beliefs expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the beliefs expressed herein.

Very truly yours,

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Annex B

Form of Opinion of Dave S. Hattem, Senior Executive Vice President and General Counsel of the Company

[Date]

[Addressee(s)]

AXA Equitable Holdings, Inc.

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement, dated as of [●] (the “Underwriting Agreement”), among AXA Equitable Holdings, Inc., a Delaware corporation (hereinafter referred to as the “Company”), you, as the underwriter[s] in the offering (the “Underwriter[s]”) and AXA S.A. (the “Selling Stockholder”), relating to the sale today by the Selling Stockholder of [●] shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). [The Underwriter[s] [has]/[have] exercised [its]/[their] option to purchase from the Selling Stockholder [●] additional shares of Common Stock pursuant to Section 3 of the Underwriting Agreement (together with the Firm Shares, the “Shares”).] Capitalized terms not defined herein shall have the meaning assigned thereto in the Underwriting Agreement.

I am Senior Executive Vice President, Chief Legal Officer and Secretary of the Company and have acted for the Company in connection with the Underwriting Agreement.

This opinion is delivered pursuant to Section 6(e) of the Underwriting Agreement.

In rendering the opinions expressed below, I, or other members of the Company’s Law Department, have examined (a) the resolutions duly adopted by the Board of Directors of the Company on May 23, 2019 and the resolutions duly adopted by the Shelf Pricing Committee of the Board of Directors on [●], approving the terms of, and the transactions contemplated by, the Underwriting Agreement, and authorizing a specified person or persons to execute and deliver the Underwriting Agreement and the documents effecting the transactions contemplated thereunder to which the Company is a party on its behalf, (b) the Underwriting Agreement including the schedules thereto, and (c) originals or conformed copies of such corporate records, agreements and instruments of the Company and its Subsidiaries, certificates of public officials and of officers of the Company and its Subsidiaries, and such other documents and records, and such matters of law, as I have deemed appropriate as a basis for the opinions hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me either as photostatic, electronic or certified copies, and the authenticity of the originals of all such latter documents. In addition, I have assumed that the Underwriting Agreement has been duly authorized, executed and delivered by each party thereto (other than the Company).

The opinions expressed below are limited to the laws of the State of New York and the State of Delaware published and in effect on the date of this opinion.

In rendering the opinions below, I have assumed as to each person who is a party to the Underwriting Agreement:

(i)	that such person (other than the Company) is duly organized, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its organization;

(ii)

that such person (other than the Company) has full power and authority (corporate and otherwise) to execute, deliver and perform the Underwriting Agreement and to consummate the transactions contemplated thereby;

(iii)	that such person (other than the Company) has duly executed the Underwriting Agreement;

(iv)

except as expressly provided in opinion 2 below, that, in the case of any such person (other than the Company with respect to Delaware law) (a) the execution, delivery and performance by such person of the Underwriting Agreement to which it is a party or by which it may be bound and (b) the consummation of the transactions contemplated thereby

(1)

have been duly authorized by all necessary action (corporate or otherwise) and do not (A) violate or conflict with any such person’s certificate of incorporation, By-laws or other constitutive documents or (B) violate any law, statute, rule or regulation applicable to such person; and

(2)

do not (A) violate any order, writ, judgment, injunction, decree or permit applicable to such person or (B) violate, conflict with, result in the breach of, or cause a default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement, instrument or document to which such person is a party or by which it may be bound;

(v)

that, in the case of any such person (other than the Company with respect to Delaware law), no consent, approval, authorization or order of, or action by, and no notice of filing, registration or qualification with, any court, governmental authority or regulatory body or any other person is required for the due execution, delivery or performance by such person of the Underwriting Agreement;

(vi)

that, in the case of any such person, the Underwriting Agreement constitutes valid, binding and enforceable obligations of such person, enforceable against such person according to its terms under the law applicable to such documents and are not contrary to any applicable public policy or mandatory rules;

(vii)

that, in the case of any such person, the Underwriting Agreement, (A) has been validly subjected to the governing law of such agreement and (B) except with respect to the Company, has been duly executed by an authorized representative of such person; and

(viii)

that, where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention.

Based upon the foregoing, I am of the opinion that:

1.

The Company has the power and authority and all material governmental licenses, authorizations, consents and approvals required to own or lease, as the case may be, and to operate its assets and carry on its business as disclosed in the Time of Sale Prospectus and the Prospectus. The Company is duly qualified and licensed to do business as a foreign corporation and is in good standing under the laws of every jurisdiction outside of the jurisdiction of its incorporation where such qualification or license is required, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

2.

The execution and delivery by the Company of and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions therein contemplated do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other written agreement or similar instrument to which, to my knowledge, the Company is a party or by which, to my knowledge, the Company is bound or to which, to my knowledge, any of the property or assets of the Company is subject, in each case other than such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the validity or performance by the Company of the Underwriting Agreement; nor will such action result in any violation of (a) the provisions of the certificate of incorporation or by-laws of the Company, (b) any law, rule or regulation applicable to the Company or, to my knowledge, any of their respective properties or (c) any existing judgment, order or decree known to me of any United States Federal, New York State or (insofar as General Corporation Law of the State of Delaware is concerned) Delaware court or other governmental authority known to me to be binding upon the Company, in the case of clauses (b) and (c) above other than such violations as would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the validity or performance of the Underwriting Agreement; provided, that no opinion is given herein with respect to (i) the Securities Act, the Exchange Act, the rules and regulations issued pursuant to each such act, or any order, rule or regulation made or established by the Financial Industry Regulatory Authority, or (ii) any state securities or Blue Sky laws in connection with the purchase and distribution of the shares of Common Stock by the Underwriter[s].

3.

Except as set forth in the Time of Sale Prospectus and Prospectus, there is no action, suit or proceeding pending against, or to the best of my knowledge after reasonable inquiry, threatened against, the Company or any of its subsidiaries or its or their property before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, (a) reasonably would be expected to have a Material Adverse Effect or (b) in any manner draws into question the validity or enforceability of the Underwriting Agreement.

The present opinion is, however, subject to the following reservations:

(a)	Enforcement may be limited by federal or state laws relating to insolvency, moratorium and other laws of general application affecting the rights of creditors.

(b)	Enforcement may be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available.

I am a member of the bar of the State of New York and do not express any opinion as to any matters governed by any laws other than the law of the State of New York and the General Corporation Law of the State of Delaware, in the case of Delaware law, to the extent that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Underwriting Agreement or the transactions contemplated by the Underwriting Agreement.

This opinion is addressed to you solely for your benefit and that of your respective successors, assigns and transferees in connection with the Underwriting Agreement. It may not, without my prior written consent, be relied on for any other purpose or be disclosed to or relied upon by any person other than the Underwriter[s], subject to the assumptions, limitations, qualifications and conditions contained herein. You may, however, provide a copy to your legal advisers and to any of your permitted assignees or transferees under the Underwriting Agreement.

This opinion speaks as of the date hereof and is based on factual matters in existence as of the date hereof and laws and regulations in effect on the date hereof, and no opinion is rendered except as expressly stated in paragraphs 1 through 3 above. I assume no obligation to revise or supplement this opinion should such factual matters change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise or upon the discovery subsequent to the date of this opinion of factual information not previously known to me pertaining to the events occurring prior to the date of this opinion.

Yours faithfully,

Annex C-I

Form of US Law Opinion of Debevoise & Plimpton LLP, Counsel to the Selling Stockholder

[Date]

[Addressee(s)]

AXA Equitable Holdings, Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to AXA S.A., a société anonyme organized under the laws of France (the “Selling Stockholder”), in connection with the sale by the Selling Stockholder today of [●] shares (the “[Firm] Shares”) of the Common Stock, par value $0.01 per share (the “Common Stock”), of AXA Equitable Holdings, Inc. (the “Company”), pursuant to the Underwriting Agreement, dated [●] (the “Underwriting Agreement”), among the Company, the Selling Stockholder and you, as underwriter[s] in the offering (the “Underwriter[s]”). [The Underwriter[s] [has]/[have] exercised [its]/[their] option to purchase from the Selling Stockholder [●] additional shares of Common Stock pursuant to Section 3 of the Underwriting Agreement (together with the Firm Shares, the “Shares”).] We are delivering this letter to you pursuant to Section 6(f) of the Underwriting Agreement.

As used herein, the following terms shall have the following meanings: The term “Applicable Laws” means the laws of the State of New York, the General Corporation Law of the State of Delaware (the “DGCL”) and the Federal laws of the United States of America, each as in effect on the date hereof, in each case that in our experience are generally applicable to transactions of the type contemplated by the Underwriting Agreement (other than United States Federal or state securities laws, antifraud laws, fraudulent conveyance or transfer laws and tax laws) without regard to the particular nature of the business conducted by the Company or the Selling Stockholder. “Governmental Approval” means any consent or authorization of, approval by, notice to or filing with, any New York State, Delaware (insofar as the DGCL is concerned) or United States Federal court or governmental authority having jurisdiction over the Selling Stockholder under any Applicable Law to be obtained or made on or prior to the date hereof by the Selling Stockholder pursuant to any Applicable Law, other than those consents, authorizations, approvals, notices and filings that, individually or in the aggregate, if not made, obtained or done, would not to our knowledge have a Material Adverse Effect. “Material Adverse Effect” means a material adverse effect on the ability of the Selling Stockholder to perform its obligations under the Underwriting Agreement. “UCC” means the Uniform Commercial Code as in effect in the State of New York on the date hereof.

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In arriving at the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of the Underwriting Agreement, (b) examined and relied on such corporate or other organizational documents and records of the Selling Stockholder and such certificates of public officials, officers and representatives of the Selling Stockholder and other persons as we have deemed appropriate for the purposes of such opinions, (c) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Selling Stockholder and other persons delivered to us and the representations and warranties contained in or made pursuant to the Underwriting Agreement and (d) made such investigations of law as we have deemed appropriate as a basis for such opinions.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, photostatic or other copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of all parties to enter into and perform their respective obligations under the Underwriting Agreement, (vi) except to the extent expressly set forth in paragraph 1 below, the due authorization, execution and delivery of the Underwriting Agreement by all parties thereto and the validity and binding effect thereof on such parties, (vii) that all parties to the Underwriting Agreement are duly organized and are validly existing in good standing under the laws of their respective jurisdictions of organization, if applicable, and that all parties to the Underwriting Agreement have complied with all aspects of applicable laws of all jurisdictions in connection with the transactions contemplated by the Underwriting Agreement, (viii) the enforceability of the Underwriting Agreement against all respective parties thereto and (ix) that the jurisdiction of The Depository Trust Company, as securities intermediary (“DTC”), for purposes of Article 8 of the UCC, is the State of New York.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1.    The Underwriting Agreement has been duly executed and delivered on behalf of the Selling Stockholder to the extent that execution and delivery thereof are governed by the laws of the State of New York.

2.    The execution and delivery by the Selling Stockholder of the Underwriting Agreement did not, and the performance by the Selling Stockholder of its obligations in accordance with the terms of the Underwriting Agreement will not, violate any Applicable Law known by us to be applicable to the Selling Stockholder, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

3.    No Governmental Approval is required to be obtained or made on or prior to the date hereof by the Selling Stockholder for the execution and delivery by the Selling Stockholder of the Underwriting Agreement or the performance by the Selling Stockholder of its obligations in accordance with the terms of the Underwriting Agreement.

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4.    Assuming that [each]/[the] Underwriter acquires its interest in the Shares it has purchased today from the Selling Stockholder without notice (within the meaning of Section 8-105 of the UCC) of an adverse claim (as defined in Section 8-102(a)(1) of the UCC) to such Shares or any security entitlement in respect thereof, upon (i) payment of the purchase price by [such]/[the] Underwriter for the Shares being sold by the Selling Stockholder, (ii) delivery of such Shares, as directed by the Underwriter[s], to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, (iii) registration of such Shares in the name of Cede or such other nominee and (iv) the crediting of such Shares to a securities account or securities accounts of [such]/[the] Underwriter maintained with DTC in accordance with Section 8-501 of the UCC, then [such]/[the] Underwriter will have acquired a security entitlement (as defined in Section 8-102(a)(17) of the UCC) to such shares of Common Stock purchased by [such]/[the] Underwriter under Section 8-501 of the UCC, and no action based on any adverse claim (as defined in Section 8-102(a)(1) of the UCC) may be asserted against [such]/[the] Underwriter with respect to such security entitlement. The opinions expressed in this paragraph 4 are limited to the effect of Article 8 of the UCC.

We express no opinion as to the laws of any jurisdiction other than the Applicable Laws. In particular (and without limiting the generality of the foregoing), we express no opinion as to (a) the laws of any country (other than the Federal laws of the United States of America), (b) the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of the Selling Stockholder or of any other party to or beneficiary of the Underwriting Agreement or (c) whether the choice of the law of the State of New York as the governing law in the Underwriting Agreement would be given effect by any court or other governmental authority other than a New York State court. We have assumed, with your permission, that the execution and delivery of the Underwriting Agreement by each of the parties thereto and the performance of their respective obligations thereunder will not be illegal or unenforceable or violate any fundamental public policy under applicable law (other than the laws of the State of New York and the Federal laws of the United States of America), and that no such party has entered therein with the intent of avoiding or a view to violating applicable law.

The opinions expressed herein are solely for your benefit and, without our prior written consent, neither our opinions nor this opinion letter may be relied upon by any other person or disclosed to any other person. This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

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Annex C-II

Form of French Law Opinion of Debevoise & Plimpton LLP, Counsel to the Selling Stockholder

To:

[J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

as Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013]

(The “Underwriters”)

Sale and offer by AXA of

AXA Equitable Holdings, Inc. shares

We have acted as special French legal advisers to AXA S.A., a société anonyme à conseil d’administration organized under the laws of France (the “Company”), in connection with the sale today by the Company of [●] shares of the Common Stock, par value $0.01 per share, of AXA Equitable Holdings, Inc. (the “Firm Shares”). [The Underwriters have exercised their option to purchase from the Company [●] additional shares of Common Stock pursuant to Section [3] of the Underwriting Agreement (the “Additional Shares”, and together with the Firm Shares, the “Shares”).]

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The letter is furnished to you pursuant to Section [6(f)] of the underwriting agreement dated June [●], 2019 (the “Underwriting Agreement”) entered into among the Company, as Selling Stockholder, AXA Equitable Holdings, Inc. and the Underwriters in relation to the [Firm] Shares. We have taken instructions solely from the Company. The delivery of this letter to the Underwriters shall not create any client-attorney relationship between the Underwriters and ourselves.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement.

1.	Documents

For the purpose of this opinion, we have examined the following documents:

1.1	a copy of the executed Underwriting Agreement;

1.2	a copy of the articles of association (statuts) of the Company dated as at April 24, 2019;

1.3

a registration certificate (extrait K-Bis) dated June [●], 2019 and a solvency certificate (certificat négatif de redressement judiciaire - liquidation judiciaire et de procédure de sauvegarde) dated June [●], 2019 issued by the Greffe du Tribunal de commerce de Paris relating to the Company;

1.4	a certified copy of an extract of the minutes of the resolutions of the conseil d’administration of the Company held on April 24, 2019;

1.5	[a copy of the decision of [●], dated [●], 2019, confirming pricing;]

1.6

[a copy of the power of attorney dated May 10, 2019 signed by Thomas Buberl, Directeur Général of the Company, and authorizing Gérald Harlin, George Stansfield, Helen Browne, Nicolas Leclercq, Damien Leroux, Mehdi Bribech, Ngoc An Dinh and/or Irina Buchmann to execute the Underwriting Agreement on behalf of the Company, and a copy of the power of attorney dated May 13, 2019 signed by Thomas Buberl, Directeur Général of the Company, and authorizing Gérald Harlin and George Stansfield to, inter alia, determine to launch the offering and sale of the [Firm] Shares and agree to the public offering price and the Underwriters’ discount, commission and related fees (collectively, the “Powers of Attorney”);] and

1.7

[a copy of the letter dated June [●], 2019 from the Underwriters to AXA Equitable Holdings, Inc. and the Company, under which the Underwriters notify the Company that they exercise pursuant to Section [3] of the Underwriting Agreement the option to purchase the Additional Shares.]

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2.	French Law

We are delivering the present opinion in our capacity as avocats au Barreau de Paris. The opinions expressed below are limited to French law, as in force in the Republic of France on the business day prior to the date hereof, and as interpreted by the Cour de cassation and the Conseil d’Etat in their decisions published before the aforementioned date. For the purpose of this opinion, we have not made any investigation of the law of any jurisdiction other than France (or of the effects of the law of any jurisdiction other than France on this opinion) and we have only examined those French law issues that in our experience are generally applicable to transactions of this type. This opinion is given on the basis that it will be governed by and construed in accordance with French law. Words appearing herein in the French language have the meaning ascribed to them under French law and prevail over their translation into English set out herein. The terms “law” and “laws” refer to all laws and published regulations which apply to the Company in France on the business day prior to the date hereof.

3.	Scope of Legal Opinion

This opinion is strictly confined to the French law issues expressly stated in Section 5 below (interpreted in the context of the assumptions stated in Section 4 below and the qualifications and observations stated in Section 6 below) and may not be construed to relate, even indirectly, to any other matters relating to the Company, the Underwriting Agreement, the other documents mentioned in Section 1 or the transactions contemplated in the Underwriting Agreement or such other documents. We express no opinion on matters of fact (such as the compliance with the intérêt social of a company or the qualification of opération courante of a related party transaction), on the relevance or reasonableness of any statements of intention or opinion contained in the Underwriting Agreement or on the treatment of the transactions contemplated by the Underwriting Agreement with regard to any applicable capitalization or other prudential rule. We have assumed that any matters which are or could be material in the context of our delivery of this opinion have been disclosed to us.

4.	Assumptions

In delivering the opinions set forth below, we have, without enquiry, assumed that:

4.1

all copy documents referred to above conform to their originals, all originals are genuine and complete, have not been subject to any amendment or modification, and the factual information contained therein are correct at the date hereof;

4.2

all documents or parts of documents expressed to be governed by a foreign law are legal, valid and binding under the laws of the relevant foreign jurisdiction and enforceable in accordance with their terms under the applicable governing laws;

4.3	the choices of foreign laws to govern the Underwriting Agreement have been made or are made for reasons other than to contravene mandatory provisions of French law;

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4.4	the conclusion of the Underwriting Agreement is unaffected by fraud, coercion, duress or undue influence on the part of any of the parties, their respective directors, employees, agents and advisers;

4.5	the entering into the Underwriting Agreement is adequately consistent with the corporate interest (intérêt social) of the Company;

4.6

the Underwriting Agreement has been negotiated in good faith by all persons or entities that are a party thereto and any party to the Underwriting Agreement that had knowledge of any information of major importance for the consent of any other party has duly informed such other party;

4.7	each signature or seal in connection with the Underwriting Agreement was made by the person or entity indicated in the relevant document as having made it;

4.8	each party to the Underwriting Agreement (other than the Company) has duly and validly executed and entered into the Underwriting Agreement in accordance with all applicable laws;

4.9

the execution of the Underwriting Agreement by each of the parties thereto (other than the Company) and the performance by such parties of such agreement, do not contravene their constitutive documents nor any applicable law;

4.10

all signatures on the executed documents which, or copies of which, we have examined are genuine and the Underwriting Agreement has been signed on behalf of each party (other than the Company) by a duly authorized signatory under a valid authorization in accordance with applicable law;

4.11

each entity (other than the Company) expressed to be a party to the Underwriting Agreement is a validly existing legal entity with legal personality in accordance with all applicable laws and has been validly incorporated with full power to carry out its business and to execute and perform its obligations under the Underwriting Agreement to which it is a party;

4.12	there are no contractual, judicial or similar restrictions binding on the Company or facts that have not been disclosed to us which would affect the conclusions in this opinion;

4.13

the Company is not in a state of cessation des paiements (inability to meet its liabilities due and payable with its immediately available assets) within the meaning of article L. 631-1 of the French Code de commerce;

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4.14

the members of the conseil d’administration, shareholders, managers or members of any committee of the Company do not have a direct or indirect interest with, and are not directors, chairmen, managers or shareholders or member of any committee of the Underwriters, within the meaning of article L. 225-38 of the French Code de commerce;

4.15

the meeting of the conseil d’administration of the Company held on April 24, 2019 has been validly convened and held, and the conseil d’administration duly deliberated on all the matters set out in the agenda for this meeting;

4.16

the registration certificate (extrait K-Bis) and the solvency certificate (certificat négatif de redressement judiciaire - liquidation judiciaire et de procédure de sauvegarde) of the Company are up-to-date;

4.17	[the Powers of Attorney were signed by the person named in Section 1.6 above as the signatory of such Powers of Attorney and have not been modified or revoked as at the date hereof;]

4.18

the Company conducts its business in accordance with the corporate purpose set forth in its articles of association (statuts), is in compliance with all applicable laws, orders, judgments or injunctions applicable to it and its properties and possesses all certificates, licenses or permits issued by, and has made all filings with, the appropriate regulatory agency, authority or body which are necessary to conduct its business;

4.19	the factual information contained in the first two paragraphs of the Underwriting Agreement and in Schedule [I] and Schedule [II] to the Underwriting Agreement is correct at the date hereof;

4.20

without any independent verification or investigation of the documents we have examined, all representations and warranties made in the Underwriting Agreement (other than those in respect of which we express a specific opinion in Section 5 below) are complete, accurate and up-to-date by reference to the circumstances prevailing as at the date hereof;

4.21	there is no other agreement or undertaking, whether oral or in writing, that could change or affect the parties’ respective obligations under the Underwriting Agreement;

4.22	the transactions contemplated by the Underwriting Agreement are bona fide transactions entered into at arm’s length for proper commercial purposes;

4.23	the [Firm] Shares have been validly subscribed and paid for in accordance with the terms and conditions set forth in the Underwriting Agreement; and

4.24

the appointment of each individual in charge of the management, the administration or the direction (personnes chargées de gérer, d’administrer ou de diriger) of the Company is valid and conforms to all requirements set out by all applicable laws; all consents, formalities or licenses have been obtained and are being complied with for them to duly perform their mandate.

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5.	Legal Opinion

Based on the documents mentioned in Section 1 and the assumptions described above, and subject to the qualifications set forth below, we are of the opinion that, as at the date hereof:

5.1

Pursuant to the articles of association (statuts), registration certificate (extrait K-Bis) and the solvency certificate (certificat négatif de redressement judiciaire - liquidation judiciaire et de procédure de sauvegarde) issued by the Registre du commerce et des sociétés de Paris mentioned in Section 1 above, the Company is a société anonyme duly established and validly existing under the laws of France and registered with the Registre du commerce et des sociétés de Paris and the solvency certificate does not mention, as of its date of validity, any proceedings of sauvegarde, redressement judiciaire or liquidation judiciaire with respect to the Company;

5.2

pursuant to the French Code de commerce and its articles of association (statuts), the Company has the corporate capacity to enter into the Underwriting Agreement and to undertake and to perform the obligations expressed to be assumed by it therein;

5.3	the Company has the corporate capacity to sell such [Firm] Shares in accordance with the terms of the Underwriting Agreement;

5.4	the execution (signature) of the Underwriting Agreement by the Company and the performance of its obligations thereunder have been duly authorized;

5.5

the Underwriting Agreement has been duly executed (signé) by or on behalf of the Company to the extent (if any) that execution (signature) thereof by or on behalf of the Company is governed by French law;

5.6	the sale of the [Firm] Shares by the Company pursuant to the Underwriting Agreement has been duly authorized;

5.7

other than those previously obtained, made or done that remain in full force and effect and those if not made, obtained or done will not, to our knowledge, adversely affect the execution or the performance of the Underwriting Agreement (and in particular, the sale of the [Firm] Shares in accordance with the terms of the Underwriting Agreement), no consent, approval, authorization, prior filing or registration from or with any French court or governmental or regulatory authority having jurisdiction over the Company with respect to the Underwriting Agreement is required on or prior to the date hereof under French law in connection with the

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Underwriting Agreement, the performance of the Company’s obligations thereunder and the sale of the [Firm] Shares by the Company pursuant to the Underwriting Agreement, except as referred to in the Underwriting Agreement;

5.8

the execution (signature) by the Company of the Underwriting Agreement to which it is a party and the sale of the [Firm] Shares today pursuant to the Underwriting Agreement will not result in any breach or violation of the articles of association (statuts) of the Company mentioned in Section 1 or any French laws or regulations that in our experience generally apply to the offering of securities;

5.9

the submission by the Company to the exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to the Underwriting Agreement pursuant to Section [17(a)] of the Underwriting Agreement is a valid (pursuant to French law) and binding submission by the Company to the jurisdiction of the Specified Courts and will be recognized and given effect by French law; and

5.10

the choice of the laws of the State of New York to govern the Underwriting Agreement is valid and binding upon the Company and French courts would uphold the choice of law provisions (other than with respect to the rules of private international law of the United States) set forth in Section [16] of the Underwriting Agreement in any proceedings brought against the Company in French courts, provided that the content of the relevant laws is duly evidenced and not held to be contrary to French international public policy (ordre public international français) subject to (i) article 9 of EU regulation 593/2008 of June 17, 2008 on the law applicable to contractual obligations and (ii) article 1.2(d) of the same EU regulation relating to negotiable instruments, and unless the choice of law is fraudulent;

5.11

a final and conclusive judgment (the “U.S. Judgment”) properly obtained in the Specified Courts with respect to any suit arising out of the Underwriting Agreement would be enforceable by the French courts against the Company if the following conditions are fulfilled:

(a)

such U.S. Judgment was rendered by a court having jurisdiction over the matter in accordance with the French rules of international conflicts of jurisdiction (including, without limitation, where the dispute is clearly connected to the U.S.) and French courts did not have exclusive jurisdiction with respect to the matter at issue;

(b)	a sufficient relationship existed between the dispute and the jurisdiction in which the U.S. Judgment was entered, and the choice of such jurisdiction was not tainted with fraud;

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(c)	fundamental rights of fairness such as service of process were fully complied by the Specified Courts rendering the U.S. Judgment;

(d)

the U.S. Judgment is not contrary to the French international public policy (ordre public international français) (both pertaining to the merits and to the procedure of the case) or tainted with fraud;

(e)

the U.S. Judgment is not irreconcilable with a judgment given in a dispute between the same parties in France, or with an earlier judgment in a third state involving the same cause of action and between the same parties provided that the earlier judgment fulfils the conditions necessary for its recognition in France; and

(f)	there are no proceedings pending before French courts at the time enforcement of the judgment is sought and having the same or similar subject matter as such U.S. Judgment.

5.12

There are no stamp, documentary, issuance, registration or transfer taxes or similar taxes or duties payable in France by or on behalf of the Underwriters in connection with the execution of the Underwriting Agreement and the sale of the [Firm] Shares to the Underwriters pursuant to the Underwriting Agreement other than the possible application of the transfer tax set forth in Article 726 of the French tax code (Code général des impôts) if the sale of [Firm] Shares is evidenced by a deed executed in France and a fixed registration duty (droit fixe) if the Underwriting Agreement is voluntarily registered in France, the non payment of which would not affect the validity of the Underwriting Agreement or the sale of the [Firm] Shares, except that the reimbursement of expenses and the payment of commissions and fees pursuant to the Underwriting Agreement may be subject to French value-added tax.

6.	Qualifications and observations

The opinion set out in Section 5 above is subject to the following qualifications and observations:

6.1

in rendering our opinion in Section 5.1 above, we have relied without independent investigation solely on the articles of association (statuts), registration certificate (extrait K-Bis) and the solvency certificate (certificat négatif de redressement judiciaire - liquidation judiciaire et de procédure de sauvegarde) of the Company mentioned in Section 1.3 above;

6.2

in rendering our opinion in Section 5 above, we have relied without independent investigation solely on (i) the articles of association (statuts) of the Company mentioned in Section 1.2 above; (ii) the registration certificate (extrait K-Bis) and the solvency certificate (certificat négatif de redressement judiciaire - liquidation judiciaire et de procédure de sauvegarde) relating to the Company mentioned in Section 1.3 above; (iii) a

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certified copy of an extract of the minutes of the resolutions of the conseil d’administration of the Company held on March 12, 2019 mentioned in Section 1.4 above; and (iv) the Powers of Attorney mentioned in Section 1.6 above.

6.3

the opinion expressed in Section 5 above is subject to the effect of (a) any winding-up, administration, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, Livre Sixième, Des difficultés des entreprises of the French Code de commerce and the Regulation (CE) n°848/2015 of 20 May 2015 relating to insolvency proceedings, and (b) the priority rights of certain creditors which arise by operation of law;

6.4

article R. 123-91 of the French Code de Commerce provides for the entry on the Registre du Commerce et des Sociétés of insolvency proceedings which have been commenced outside France against a company pursuant to Regulation (CE) n°848/2015 of 20 May 2015 relating to insolvency proceedings, but its application in practice is as yet uncertain;

6.5

the extrait K-Bis and the solvency certificate (certificat négatif de redressement judiciaire - liquidation judiciaire et de procédure de sauvegarde) are not conclusive as to whether the Company has been dissolved or has ceased its business or is subject to reorganization, liquidation or administration proceedings, given that such measures would not necessarily give rise to any immediate formalities at the Greffe du Tribunal de commerce of Paris and, once such formalities have been carried out, they are not necessarily recorded immediately on the Registre du Commerce et des Sociétés;

6.6	the waiver of a right protected by a mandatory provision of law is only valid when the waiver is given after that right has arisen;

6.7

principles concerning inter alia good faith (bonne foi) and abuse of rights (abus de droit) in the performance of contracts may operate to limit the exercise of rights and powers under the Underwriting Agreement or in certain cases may operate to impose liability on the party acting in breach of such principles;

6.8

pursuant to articles 1194 and 1343-5 of the French Code civil, in particular, French courts have the power, up to a maximum of two years, to defer or otherwise reschedule payment dates, taking into account the debtor’s position (situation) and the creditors’ needs (besoins). French courts may also decide that any amount, the payment date of which is thus deferred or rescheduled, will bear interest at a rate lower than the contractual rate (but at least equal to the taux légal) and/or that any payment made by the debtor shall first be allocated towards repayment of the principal due. A French court may subject such a decision to the need for the debtor to provide a

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security in respect of his debt. The court order stays the enforcement proceedings that might have been initiated by the creditor and penalties or further amounts, incurred due to the delay in payment, cease to be due for the duration of the period set by the court;

6.9	pursuant to French law, powers of attorney (mandats), even if stated as irrevocable, can be revoked at any time;

6.10

the remedy of specific performance (exécution en nature) of an obligation, other than an obligation to pay a sum of money, will not be available if (a) such specific performance is impossible or (b) there is a manifest disproportion between its cost to the debtor acting in good faith and its interest for the creditor;

6.11	enforcement of obligations may be restricted by certain general principles of French law including the rules relating to force majeure or exception d’inexécution;

6.12	the right to an indemnity under an agreement may be affected by the conduct of the person entitled to the benefit of that indemnity;

6.13

a French court has a discretion under article 1231-5 of the French Code civil to decrease or increase the amount of any sum payable under the Underwriting Agreement which it classifies as damages, indemnities or penalties to the extent such sum is considered manifestly excessive (manifestement excessive) or insufficient (dérisoire) by the court; and, in the event that the Underwriting Agreement is partially performed, the court may decrease any such amount proportionally to the benefit derived by the creditor from such partial performance;

6.14

we express no opinion as to the enforceability of any right to be indemnified pursuant to the Underwriting Agreement for losses incurred in connection with criminal offenses or administrative fines, and for any costs or attorney fees incurred in connection therewith;

6.15

we express no opinion as to the enforceability under French law or the recognition before a French court, of any provision of the Underwriting Agreement requiring increased payments with respect to any withholding or deduction of any tax on any amounts under the Shares;

6.16

notwithstanding the terms of the Underwriting Agreement, the waiver and other provisions to the effect that the rights of the Underwriters against the Company shall not be affected by actions taken or not taken by the Underwriters, a French court could decline to implement these provisions if the interests of the Company have been impaired by such action or lack thereof;

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6.17

a French court may remove a case to another court in the event that a dispute has been raised before courts having concurrent jurisdiction (litispendance) in or in the event of a relationship existing between the two cases before the two distinct jurisdictions;

6.18

in the event of any proceeding being brought in a French court in respect of a monetary obligation expressed to be payable in a currency other than euros, a French court would probably give judgment as an order to pay the euros equivalent of such currency at the time of actual payment by the debtor;

6.19	the provision of the Underwriting Agreement to the effect that any consent or agreement required under the Underwriting Agreement must be given in writing, may not be effective before a French court;

6.20	French courts are not bound by legal characterization given by the parties to a provision of an agreement;

6.21	claims may become time-barred (prescriptible) under the relevant provisions of French law or may be subject to the defense of set-off or counterclaim;

6.22

notwithstanding any provision to the contrary under the Underwriting Agreement, a set-off (compensation) (other than contractual) may occur under the Underwriting Agreement and at the initiative of any of the parties to the Underwriting Agreement if the conditions for a legal set-off are met or if such conditions are not met, where the claims of one party against another are reciprocal (réciproques) or inter-related (connexes).

6.23

a provision stipulating that the invalidity of any provision of an agreement will not invalidate any other provisions of such agreement may not be enforced by French courts if the court considers that such clause was an essential provision (élément déterminant) of the commitment of the parties collectively, or any party taken individually, to the agreement;

6.24	provisions limiting or excluding liability are only effective to the extent that they do not cover gross negligence (faute lourde) or willful misconduct (faute intentionnelle);

6.25	a French court may refuse to give effect to or limit a contractual provision entitling one party to recover its legal and other enforcement costs and expenses from another; and

6.26

for any document mentioned in Section 1 which is not originally drafted, issued and executed in the French language, the document must be translated into French by an officially sworn translator (traducteur assermenté) in order to be submitted as evidence (preuve) in any action or proceedings before a French court or public body or used for any purpose with public bodies.

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7.	Underwriters of the Legal Opinion

We assume no obligation to supplement this letter if the laws of France change after the day that is one business day prior to the date hereof or if we become aware of any facts that might change the opinions expressed herein at the date hereof. The opinions expressed herein are solely for the benefit of the Underwriters in relation to the Underwriting Agreement and may not be relied upon in any manner or for any purpose by any other person and may not be quoted or disclosed in whole or in part without our prior written consent.

Yours faithfully,

Debevoise & Plimpton LLP

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EXHIBIT A

FORM OF LOCK-UP LETTER

                    , 2019

[Name[s] of Underwriter[s]]

[Address[es]]

Ladies and Gentlemen:

The undersigned understands that [Name[s] of Underwriter[s]] (the “[Underwriter/Managers]”) propose[s] to enter into an Underwriting Agreement (the “Underwriting Agreement”) with AXA Equitable Holdings, Inc., a Delaware corporation (the “Company”) and AXA S.A., a société anonyme organized under the laws of France, providing for the public offering (the “Public Offering”) by the [several] Underwriter[s, including the Managers (the “Underwriters”),] of [Number of Shares] shares (the “Shares”) of the Common Stock, par value $0.01 per share, of the Company (the “Common Stock”). Terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

To induce the Underwriter[s] that may participate in the Public Offering] to continue [its/their] efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of [[Names of Underwriters] on behalf of] the Underwriter[s], it will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus (the “Restricted Period)” relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) otherwise publicly announce any intention to enter into any transaction described in clause (1) or (2) above. The foregoing sentence shall not apply to the following:

(a)	transfers of shares of Common Stock to the Underwriter[s] pursuant to the Underwriting Agreement;

(b)

transactions relating to shares of Common Stock or other securities acquired in open market transactions, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(c)

transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, provided that each donee shall sign and deliver a lock-up letter substantially in the form of this letter and provided further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

(d)

distributions by the Selling Stockholder of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock to its affiliates or stockholders, provided that each distributee shall sign and deliver a lock-up letter substantially in the form of this letter and provided further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

(e)

the transfer by the Selling Stockholder of shares of Common Stock to holders of the $862,500,000 aggregate principal amount of 7.25% mandatory exchangeable bonds issued by the Selling Stockholder on May 14, 2018 (the “Bonds”), in accordance with the exchange provisions of the Bonds;

(f)

if the undersigned is an individual, transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock by will or intestacy, provided that each legatee, heir or other transferee shall sign and deliver a lock-up letter substantially in the form of this letter and provided further that any filing made pursuant to Section 16(a) of the Exchange Act shall include a footnote noting the circumstances described in this clause;

(g)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(h)

transfers by the undersigned of shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock in connection with the direct or indirect acquisition of 100% of the Common Stock by a single person or “group” (within the meaning of Section

13(d)(3) of the Exchange Act), or the entry by the Selling Stockholder into an agreement providing for such a transaction, provided such transaction is approved by the Boards of Directors of the Selling Stockholder, and provided further that, if such transaction is not consummated, the underlying shares of Common Stock shall continue to be subject to the restrictions contained herein;

(i)

one or more sales of shares of Common Stock to the Company, or net share settlement with the Company, to satisfy the exercise price of options, stock appreciation rights or warrants to purchase shares of Common Stock pursuant to any benefit plans on the terms of such plans as described in the Time of Sale Prospectus, provided that any shares of Common Stock received upon such exercise shall be subject to all of the restrictions set forth in this agreement, provided further that no such sales or net share settlement shall result in a net reduction in beneficial ownership of shares of Common Stock, provided further that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such sales or net share settlement during the first 30 days of the Restricted Period, and provided further that any filing made pursuant to Section 16(a) of the Exchange Act shall include a footnote noting the circumstances described in this clause;

(j)

one or more sales of shares of Common Stock to the Company, or net share settlement with the Company, to satisfy tax withholding or similar obligations in connection with the vesting of any equity-based awards vesting within 30 days before the end of the Restricted Period, provided that any shares of Common Stock received upon such vesting shall be subject to all of the restrictions set forth in this agreement, provided further that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such sales or net share settlement during the first 30 days of the Restricted Period, and provided further that any filing made pursuant to Section 16(a) of the Exchange Act shall include a footnote noting the circumstances described in this clause; or

(k)

if the undersigned is a director of the Company, one or more sales of shares of Common Stock in an aggregate amount up to 50% of the number of shares of Common Stock received as compensation for service as a director to pay taxes on such shares, provided that any filing made pursuant to Section 16(a) of the Exchange Act shall include a footnote noting the circumstances described in this clause.

In addition, the undersigned agrees that, without the prior written consent of [the Underwriter/[Names of Underwriters]], it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock other than the transfer by the Selling Stockholder of any shares of

Common Stock to holders of the Bonds in accordance with the exchange provisions of the Bonds, provided that the Selling Stockholder may, without the prior written consent of [the Underwriter/[Names of Underwriters]], make any demand for the sale of, or request to sell, all or part of its remaining shares of Common Stock pursuant to Sections 2.1 or 2.2 of the Registration Rights Agreement, dated as of May 4, 2018, between the Company and the Selling Stockholder as long as no public announcement of any such demand, request or proposed offering and sale of shares of Common Stock is made and no registration statement is filed with the Commission.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriter[s] are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter[s].

Very truly yours,

(Name)

(Address)